                                                                    Exhibit 10.3

                  TERMINATION, AMENDMENT AND CONSENT AGREEMENT

         This Termination, Amendment and Consent Agreement (this "Agreement") is made and entered into this 4th day of September, 2002 between Kroll Inc., a Delaware corporation ("Kroll"), and Palisade Concentrated Equity Partnership, L.P. ("Palisade") and Palisade, as Collateral Agent under the Security Agreement (as defined below)(in such capacity, the "Collateral Agent").

         WHEREAS, Kroll, Palisade and Pegasus Partners II, L.P. are parties to the Securities Purchase Agreement, dated November 14, 2001 (the "Purchase Agreement"), the Security Agreement, dated as of November 14, 2001 (the "Security Agreement"), and the Pledge Agreement, dated as of November 14, 2001 (the "Pledge Agreement"), and Palisade is the holder of Notes;

         WHEREAS, the parties desire to set forth certain agreements between themselves in relation to the Purchase Agreement, the Security Agreement, the Pledge Agreement, the Notes and other matters; and

         WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Termination of Security Agreement and Pledge Agreement. The parties hereby acknowledge and agree that each of the Security Agreement and Pledge Agreement is terminated and of no force or effect, and, unless otherwise expressly provided in this Agreement, the parties thereto shall have no further rights, responsibilities, liabilities or obligations thereunder.

2. Release of Security Interest. Palisade in its individual capacity and as Collateral Agent hereby unconditionally and irrevocably releases entirely the security interest in and all rights, interests and liens with respect to (i) the Collateral (as defined in the Security Agreement) and (ii) the Pledged Collateral (as defined in the Pledge Agreement). Palisade further agrees promptly to take any actions and to execute and deliver or authorize the filing of any further documents necessary or reasonably requested by Kroll to effectuate or evidence such release, including, but not limited to, the return to Kroll of any Collateral and Pledged Collateral being held by Palisade and the execution and delivery of or the authorization to file those documents necessary under Article 9 of the Uniform Commercial Code or other applicable law to effectuate and/or provide public notice of such release. Kroll will pay all filing fees with respect to any additional documentation reasonably requested by Kroll to effectuate the release granted herein.

3. Consent. Palisade hereby consents to the creation by Kroll of any additional indebtedness, liability for borrowed money or any guarantee of any thereof by Kroll or any subsidiary that is senior to or parri passu with the Notes. Palisade hereby acknowledges and agrees that the creation of any such indebtedness, liability for borrowed money or any guarantee of any thereof by Kroll or any subsidiary shall not be, or be deemed to be, a breach of any provision of the Purchase Agreement or the Notes.

4. Amendment to the Purchase Agreement. (a) The parties hereby agree that the following provisions of the Purchase Agreement are hereby deleted in their entirety: Sections 6.1, 6.2, 6.9, 6.11, 6.16 and 6.17. All references in the Purchase Agreement to the sections deleted pursuant to this Section 4 are hereby deleted.

         (b) The second "Whereas" clause of the Purchase Agreement is hereby amended by deleting the word "Secured" in the definition of "Notes" and any reference in the Purchase Agreement or this Agreement to the word "Notes" shall be to such revised definition.

         (c) Except as expressly amended hereby, the Purchase Agreement shall remain in full force and effect.

5. Indemnity. Kroll hereby agrees to indemnify and hold harmless Palisade, its partners, directors and officers and each person, if any, who controls Palisade within the meaning of Section 15 of the Securities Act of 1933, as amended, against any losses, claims, damages or liabilities, joint or several, to which Palisade may become subject, insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon the execution and delivery of this Agreement, and to reimburse Palisade for any reasonable legal or other out-of-pocket expenses incurred by Palisade in connection with investigating or defending any such loss, claim, damage, liability, action, suit or proceeding as such expenses are incurred.

6. Amendment to Notes. The parties hereby consent to the execution, delivery and attachment to the Notes of the Allonge in the form attached hereto as Exhibit A and to the amendments to the Notes set forth therein.

7. Palisade Contingent Payment. (a) In the event that the volume weighted average price as determined by the AQR function as reported by Bloomberg LP (the "VWAP") of Kroll's common stock, par value $.01 per share (the "Common Stock"), is less than $21.00 per share for the 15 trading day period commencing on the earlier of (i) the next trading day after the amendment or supplement to the Registration Statement (as defined below) is filed, and (ii) the date after the announcement of the "Acquisition" (as defined below) on which Palisade first makes a sale (long or short) of Common Stock (the "Palisade Post-Closing Period"), Kroll hereby agrees to pay to Palisade (the "Palisade Payment") the lesser of (i) $2,000,000, and (ii) the product of (x) the excess of (1) $21.00, over (2) the VWAP of the Common Stock for the Palisade Post-Closing Period, and
(y) 1,851,851, minus the amount calculated by subtracting (i) $21.00 multiplied by the number of shares sold (long or short) by Palisade during the Palisade Post-Closing Period for more than $21.00 per share (the "Shares") from (ii) the gross proceeds received by Palisade from the sale (long or short) of the Shares (in each case before deducting brokerage or other fees or commissions). If required, such payment shall be made by Kroll to Palisade in immediately available funds within 21 calendar days after the last day of the Palisade Post-Closing Period.

         (b) Palisade shall not be entitled to the Palisade Payment if at any time during the Palisade Post-Closing Period it sells (long or short) an aggregate of 1,000,000 or more shares of Common Stock.


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
8. Amendment to Registration Statement. On or as soon as practicable following the closing of Kroll's presently proposed acquisition identified by Kroll in a separate letter to Palisade (the "Acquisition"), Kroll shall amend or supplement its Registration Statement on Form S-3 (the "Registration Statement") relating to the resale of the Notes and the shares of Common Stock issuable upon conversion of the Notes to include appropriate disclosure in such Registration Statement relating to the Acquisition and the amendments to the Notes provided for in this Agreement.

9. Lock-Up Agreement. Palisade hereby agrees that in the event Kroll proposes an underwritten public offering (the "Offering") of its Common Stock within the next twelve months, it shall, upon the request of the managing underwriter for the Offering, enter into a "lock-up" agreement for the period commencing on the execution of such "lock-up" agreement and expiring 90 days following the pricing of the Offering and otherwise on such terms as may be reasonably requested by the managing underwriter for the Offering. Notwithstanding the foregoing, Kroll acknowledges and agrees that Palisade shall not be required to enter into any such lock-up agreement until the expiration of the Palisade Post-Closing Period.

10. Further Assurances. Each party agrees from time to time to execute, deliver and file any and all other agreements, instruments or documents, and take any and all actions, reasonably requested by any other party to give full force and effect to, and carry out the intent of, this Agreement and the transactions contemplated hereby, provided that no party shall be obligated to incur any obligation, liability or commitment beyond those that are expressly provided for in this Agreement.

11. Effectiveness. This Agreement and Exhibit A have been duly executed and delivered by Palisade and, in consideration of $10.00 paid by Kroll to Palisade, are binding upon and enforceable against Palisade in accordance with their respective terms provided they are executed by Kroll and delivered by Kroll to Palisade on or before the earlier of November 30, 2002 and the date the Acquisition closes. Palisade agrees not to revoke, rescind or otherwise terminate, or in any way modify, this Agreement or Exhibit A prior to November 30, 2002. If Kroll does not so execute and deliver this Agreement and Exhibit A by November 30, 2002, this Agreement and Exhibit A shall become null and void and be of no further force and effect.

12. Assignment; Binding Nature. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but shall not be assigned by any party without the prior written consent of the other parties. Nothing contained in this Agreement is intended to confer upon any Person, other than the parties to this Agreement and their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

13. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described: (a) if given by personal delivery, then such notice shall be deemed given upon such delivery; (b) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal; (c) if given by mail, then such notice shall be deemed given upon the earlier of: (i) receipt of such notice by the recipient; or (ii) three (3) Business Days after such notice is deposited in certified mail, return receipt requested, postage prepaid,


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and; (d) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one (1) Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address (or facsimile number) as such party may designate by ten days' advance written notice to the other party:

If to Kroll:         Kroll Inc.
                     900 Third Avenue
                     New York, New York  10022
                     Attn:  Michael G. Cherkasky, President and
                              Chief Executive Officer
                     Facsimile:  (212) 750-5628

With a copy to:      Kramer Levin Naftalis & Frankel LLP
                     919 Third Avenue
                     New York, New York  10022
                     Attn:  Peter S. Kolevzon
                     Facsimile:  (212) 715-8000

If to Palisade:      Palisade Concentrated Equity Partnership, L.P.
                     One Bridge Plaza
                     Fort Lee, New Jersey  07024
                     Attn:  Mark Hoffman
                     Facsimile:  (203) 869-6940

With a copy to:      Skadden, Arps, Slate, Meagher & Flom LLP
                     Four Times Square
                     New York, New York  10036
                     Attn:  Mark N. Kaplan
                     Facsimile:  (917) 777-3800

14. Entire Agreement. This Agreement, including Exhibit A hereto, and any amendments thereto, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

15. Expenses. Kroll hereby agrees to pay all of the reasonable expenses of Palisade incurred in connection with this Agreement.

16. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

17. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular


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
instance and either retroactively or prospectively) only with the written consent of Kroll and the Required Investors. Any amendment or waiver effected in accordance with this Section 17 shall be binding upon each holder of any Notes and/or Shares issued under the Purchase Agreement at the time outstanding, each future holder of all such securities, and Kroll.

18. Certain Interpretive Matters. No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof and no rule of strict construction will be applied against any party hereto.

19. Publicity. No public release or public announcement concerning the transactions contemplated hereby shall be issued by the parties hereto without the prior consent of Kroll (in the case of a release or announcement by Palisade) or Palisade (in the case of a release or announcement by Kroll (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case Kroll or Palisade, as the case may be, shall allow Palisade, or Kroll, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, nothing contained in this Section 18 shall prohibit Kroll from disclosing the terms of this Agreement in connection with its efforts to arrange financing for the Acquisition.

20. Titles. The titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

21. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the co-exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of the Agreements and the transactions contemplated thereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

22. WAIVER OF JURY TRIAL. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING WITHOUT LIMITATION, ANY COUNTERACTION OR


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COUNTERCLAIM, WHETHER IN CONTRACT, STATUTE, TORT (INCLUDING, WITHOUT LIMITATION,
NEGLIGENCE) OR OTHERWISE.

23. Cumulative Rights. The rights of the parties under this Agreement are cumulative and in addition to all other rights or remedies that the parties may otherwise have at law, in equity or otherwise.

24. Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.


                            [SIGNATURE PAGE FOLLOWS]


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
         IN WITNESS WHEREOF, Palisade has executed this Agreement as of the date first written above.

                                         PALISADE CONCENTRATED EQUITY
                                         PARTNERSHIP, L.P.


                                         By:
                                            -----------------------------------
                                         Name:
                                         Title:


                                         PALISADE CONCENTRATED EQUITY
                                         PARTNERSHIP, L.P., as Collateral Agent


                                         By:
                                            -----------------------------------
                                         Name:
                                         Title:




Agreed and Accepted this 5th day of September, 2002:


KROLL INC.


By:
   ----------------------------------
Name:
Title: